EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the following Certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of the Quarterly Report of GrafTech International Ltd. (the “Corporation”) on Form 10-Q for the period ended September 30, 2024, as filed with the Commission on the date hereof (the “Report”), into any other document filed with the Commission.
In connection with the Report, I, Rory O'Donnell, Chief Financial Officer and Senior Vice President of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

By:	/s/ Rory O'Donnell
Rory O'Donnell Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
November 12, 2024